UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
Amendment No. 1
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
State Street Corporation is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated May 17, 2017, filed with the Securities and Exchange Commission on May 23, 2017 (the “May 17, 2017 8-K”), solely for the purpose of disclosing under Item 5.07 of Form 8-K its decision, following its annual meeting of shareholders, as to the frequency with which it expects to include a shareholder advisory vote on the compensation of executives in future annual meeting proxy materials. This Amendment No. 1 does not otherwise revise the May 17, 2017 8-K in any way.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At State Street Corporation’s annual meeting of shareholders held on May 17, 2017, State Street’s shareholders voted on an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the May 17, 2017 8-K, consistent with the Board of Directors’ recommendation, shareholders cast the highest number of votes for an annual frequency (instead of a biennial (every two years) or triennial (every three years) frequency).

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
303,830,035	469,266	24,108,246	563,337	22,726,049
92.5%	.1%	7.4%	*	*
* Not counted as votes cast
In light of this vote and other factors, the Board of Directors determined on July 20, 2017 that State Street intends to continue to hold an advisory vote on executive compensation annually.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ DAVID C. PHELAN
		Name:	David C. Phelan
		Title:	Executive Vice President, General Counsel and Assistant Secretary
Date:	July 20, 2017